Exhibit 99

                                        News Release

[Ameritech logo]                             30 South Wacker Drive
                                             Suite 3400
                                             Chicago, IL 60606
                                             www.ameritech.com


For further information, contact:
George Stenitzer, Ameritech, 312 609-6166 george.i.stenitzer@ameritech.com


FOR IMMEDIATE RELEASE:  Wednesday, Sept. 15, 1999


           Ameritech Rescinds Stock Repurchase Program

     CHICAGO -- The Ameritech board of directors today voted to rescind the remaining portion of a $2 billion share repurchase program announced by the company in December 1997, in conjunction with Ameritech's proposed merger with SBC Communications Inc. (NYSE: SBC).

     Ameritech (NYSE: AIT) serves millions of customers in 50 states and 40 countries. Ameritech provides a full range of communications services, including local and long-distance telephone and data, cellular, directories, paging, security, cable TV, Internet and more. One of the world's 100 largest companies, Ameritech (www.ameritech.com) has 70,000 employees, 1 million shareowners and $33 billion in assets.

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